Press  Release

ANZA CAPITAL, INC. NOTIFIES HOMELIFE, INC. OF ITS INTENT TO RESCIND REORGANIZATION AGREEMENT

     Costa Mesa, Calif. -- March 4, 2003 -- Vincent Rinehart, President and CEO of Anza Capital, Inc., (OTCBB: ANZA) (Frankfurt Exchange: ANZA.f) (Berlin Exchange:ANZA.BE) today announced that Anza has delivered notice to Homelife, Inc. of its intent to rescind and cancel the Reorganization Agreement dated October 1, 2002 between them following a fifteen day waiting period, unless Homelife performs all its obligations under the Agreement.

     This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future results of operations and market opportunities that are based on Anza Capital's current expectations, assumptions, estimates and projections about the company and their industry. Investors are cautioned that actual results could differ materially from those anticipated by the forward-looking statements as a result of risks, competition and other factors. These factors, along with other potential risks and uncertainties are discussed in Anza Capital's reports, as well as their subsidiaries, and other documents filed with the Securities and Exchange Commission, including recent Quarterly and annual reports. Anza Capital assumes no obligation to update the forward-looking information contained in this news release and encourages all potential investors to do their own due diligence and suitability analysis before any investment is made.

Contact  Information:  Anza  Captial,  Inc.,  Costa  Mesa
Vincent  Rinehart,  714/866-2100
vince@amres.net